SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 31, 2009


                               CEL-SCI CORPORATION
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             (Exact name of Registrant as specified in its charter)


     Colorado                        0-11503                        84-0916344
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(State or other jurisdiction  (Commission File No.)           (IRS Employer
of incorporation)                                           Identification No.)


                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------



                                       N/A
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          (Former name or former address if changed since last report)

Item 1.01    Entry Into Material Definitive Agreement
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      On July 31, 2009 the Company borrowed $2,000,000 from two institutional investors. The closing of the transaction is expected to occur on or before August 31, 2009. The loans will be evidenced by the Company's Series B promissory notes which will be payable one year after the closing date.

      The Company plans to use a portion of the borrowed funds to repay its outstanding Series K notes. The Company has notified the holders of the Series K notes that it intends to repay the notes on August 31, 2009. At any time prior to August 31, 2009 the Series K note holders may convert all or part of the Series K notes into shares of the Company's common stock. The number of shares, if any, to be issued upon conversion will be determined by dividing the amount to be converted by $0.40. As of August 5, 2009, Series K notes in the principal amount of $715,000 had been converted into shares of the Company's common stock. If no other notes are converted, approximately $379,000 will be used to repay the remaining Series K notes.

      Any amounts not used to repay the Series K notes will be used for general corporate purposes.

      The Series B notes do not bear interest, as such, but if any of the Series B notes are repaid within six months of the closing date, the Company will be required to pay the note holders 110% of the principal amount to be repaid. If the notes are repaid six months after the closing date, the Company will be required to pay the note holders 115% of the outstanding principal due on the Series B notes.

      The promissory notes are secured by substantially all of the Company's assets.

      The Series B note holders also received Series B warrants. The Series B warrants allow the holders to purchase up to 500,000 shares of the Company's common stock at a price which will be the higher of $0.50 per share, or the closing price plus $0.01, of the Company's common stock on the day preceding the closing date. The Series B warrants can be exercised at any time six months after the closing date and expire five years after the closing date. Although it is not required to do so, the Company plans to file a registration statement with the Securities and Exchange Commission so that the shares issuable upon the exercise of the Series B warrants will be available for public sale.

      Chardan Capital Markets, LLC acted as the exclusive placement agent for this transaction.


Item 9.01    Exhibits
             --------

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 5, 2009

                                 CEL-SCI CORPORATION



                                 By:  /s/ Patti B. Prichep
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                                      Patricia B. Prichep, Senior Vice President
                                      of Operations